EXHIBIT 99.1

Rhino Resource Partners LP Announces 1-for-10 Reverse Unit Split

Lexington, KY, March 28, 2016 (GLOBE NEWSWIRE) -- Rhino Resource Partners LP (OTCQB: RHNO) (“Rhino”) announced today that the Board of Directors of its general partner has approved a 1-for-10 reverse split on its common units and its subordinated units, effective after the market closes on April 18, 2016. The common units will begin trading on a split-adjusted basis on April 19, 2016.

Pursuant to the reverse unit split, common unitholders will receive one common unit for every 10 common units owned at the close of business on April 18, 2016 and subordinated unitholders will receive one subordinated unit for every 10 subordinated units owned at the close of business on April 18, 2016. All fractional units created by the reverse unit split will be rounded to the nearest whole unit, as provided by Rhino’s partnership agreement. Rhino’s common unit count will be reduced from approximately 76.9 million outstanding common units to approximately 7.7 million outstanding common units post-split.  Rhino’s subordinated unit count will be reduced from approximately 12.4 million outstanding subordinated units to approximately 1.2 million subordinated units post-split.  Rhino’s common units will continue to trade on the OTCQB under the symbol “RHNO” but will trade under a new CUSIP.

Rhino does not anticipate any material adverse tax impact to the unitholders as a result of the reverse unit split. Rhino has been advised that for federal income tax purposes (i) no gain or loss should be recognized by unitholders as a result of the reverse unit split except to the extent there is a shift among unitholders as a result of rounding in lieu of issuing fractional units, (ii) each unitholder’s federal tax basis in the common units and subordinated units held of record at the close of trading on April 18, 2016 should be allocated proportionately among the common units and subordinated units, as applicable, received pursuant to the reverse unit split and (iii) that the holding period of the newly issued common units and subordinated units should be the same as the holding period of the existing common units and subordinated units, as applicable, to which they relate.

The reverse unit split is intended to increase the market price per unit of Rhino’s common units in order to comply with the New York Stock Exchange (“NYSE”) continued listing standards. The NYSE suspended trading of Rhino’s common units on December 17, 2015 for failure to comply with the NYSE continued listing standards. Rhino is appealing the NYSE’s suspension and delisting of its common units. There can be no assurance that Rhino will be successful in its appeal and that its request for continued listing on the NYSE will be granted. Rhino’s common units began trading on the OTCQB under the symbol “RHNO” on December 18, 2015.

Rhino’s transfer agent, Computershare Trust Company, N.A., will act as the exchange agent. Following and after giving effect to the reverse unit split, all certificated common units and subordinated units will be converted to book-entry common units and subordinated units, and Rhino will no longer have any certificated units outstanding. Please contact Computershare Trust Company, N.A. for further information at (800) 962-4284.

About Rhino Resource Partners LP

Rhino Resource Partners LP is a diversified energy limited partnership that is focused on coal and energy related assets and activities, including energy infrastructure investments. Rhino produces metallurgical and steam coal in a variety of basins throughout the United States and it leases coal through its Elk Horn subsidiary. Additional information regarding Rhino is available on its web site – RhinoLP.com.

Forward Looking Statements

Except for historical information, statements made in this press release are “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Rhino expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements are based on Rhino’s current expectations and beliefs concerning future developments and their potential effect on Rhino’s business, operating results, financial condition and similar matters.  While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting Rhino will turn out as Rhino anticipates.  Whether actual results and developments in the future will conform to expectations is subject to significant risks, uncertainties and assumptions, many of which are beyond Rhino’s control or ability to predict. Therefore, actual results and developments could materially differ from Rhino’s historical experience, present expectations and what is expressed, implied or forecast in these forward-looking statements.  Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the following: Rhino’s inability to obtain additional financing necessary to fund its capital expenditures, meet working capital needs and maintain and grow its operations or its inability to obtain alternative financing upon the expiration of its credit facility; Rhino’s future levels of indebtedness, liquidity and compliance with debt covenants; our ability to successfully appeal the suspension and delisting of our common units from the NYSE and, if successful, the ability to maintain compliance with the NYSE continued listing requirements; sustained depressed levels of or decline in coal prices, which depend upon several factors such as the supply of domestic and foreign coal, the demand for domestic and foreign coal, governmental regulations, price and availability of alternative fuels for electricity generation and prevailing economic conditions; declines in demand for electricity and coal; current and future environmental laws and regulations, which could materially increase operating costs or limit Rhino’s ability to produce and sell coal; extensive government regulation of mine operations, especially with respect to mine safety and health, which imposes significant actual and potential costs; difficulties in obtaining and/or renewing permits necessary for operations; the availability and prices of competing electricity generation fuels; a variety of operating risks, such as unfavorable geologic conditions, adverse weather conditions and natural disasters, mining and processing equipment unavailability, failures and unexpected maintenance problems and accidents, including fire and explosions from methane; poor mining conditions resulting from the effects of prior mining; the availability and costs of key supplies and commodities such as steel, diesel fuel and explosives; fluctuations in transportation costs or disruptions in transportation services, which could increase competition or impair Rhino’s ability to supply coal; a shortage of skilled labor, increased labor costs or work stoppages; Rhino’s ability to secure or acquire new or replacement high-quality coal reserves that are economically recoverable; material inaccuracies in Rhino’s estimates of coal reserves and non-reserve coal deposits; existing and future laws and regulations regulating the emission of sulfur dioxide and other compounds, which could affect coal consumers and reduce demand for coal; federal and state laws restricting the emissions of greenhouse gases; Rhino’s ability to acquire or failure to maintain, obtain or renew surety bonds used to secure obligations to reclaim mined property; Rhino’s dependence on a few customers and its ability to find and retain customers under favorable supply contracts; changes in consumption patterns by utilities away from the use of coal, such as changes resulting from low natural gas prices; changes in governmental regulation of the electric utility industry; Rhino’s ability to successfully diversify its operations into other non-coal natural resources; disruption in supplies of coal produced by contractors operating Rhino’s mines; defects in title in properties that Rhino owns or losses of any of its leasehold interests; Rhino’s ability to retain and attract senior management and other key personnel; material inaccuracy of assumptions underlying reclamation and mine closure obligations; and weakness in global economic conditions.

Other factors that could cause Rhino’s actual results to differ from its projected results are described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Rhino undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, unless required by law.

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Investor Contacts:
Scott Morris
+1 859.519.3622
smorris@rhinolp.com